SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                            July 29, 1998
                            Date of Report
                  (Date of Earliest Event Reported)

               DIVERSIFIED HOLDINGS INTERNATIONAL, INC.
        (Exact Name of Registrant as Specified in its Charter)


        DELAWARE                   0-23101               52-2051281
(State or other                 (Commission           (I.R.S. Employer
jurisdiction of                  File Number)          Identification No.)
incorporation)

                        1201 4th Avenue South
                              Suite 312
                      Seattle, Washington 98134
               (Address of principal executive offices)

                             206/521-3383
                    Registrant's telephone number


ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

      Not applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      Not applicable.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

      Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING
               ACCOUNTANT

      Because of expected increased accounting demands, as of July 29, 1998, the Board of Directors of the Registrant choose to replace the Registrant's then accountant, John P. MacLean, Bowie, Maryland, with the larger accounting firm of Weinberg & Company, P.A., Boca Raton, Florida. The new accounting firm has more personnel and will be more readily available to travel to the Registrant's site.


      The financial statements for the Registrant since inception have not contained any adverse opinion or disclaimer or were modified as to any uncertainty, audit scope or accounting principles and there were not any disagreements or "reportable events" with such former accountant.

      Filed as exhibit hereto, is a letter from the Registrant's former accountant agreeing with the statements made herein regarding the substitution of accountants.

ITEM 5.     OTHER EVENTS

      Not applicable.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

      Not applicable.

ITEM 7.     FINANCIAL STATEMENTS

      Not applicable.

ITEM 8.     CHANGE IN FISCAL YEAR

      Not applicable.

ITEM 9.     SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

      Not applicable.

EXHIBITS

      16.1  Letter on changes in certifying accountant.



                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                DIVERSIFIED HOLDINGS
                                                INTERNATIONAL, INC.


                                                By /s/ Alan Kwong

                                                            President
                                                            Director


Date: August 2, 1998


                           JOHN P. MACLEAN
                     Certified Public Accountant
                         15701 Alameda Drive
                      Bowie, Maryland 20716-1312
                             301/249-4900

                          September 8, 1998

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

      I concur with the statements made in the July 29, 1998, 8-K report filed by Diversified Holdings International, Inc.


                                    Sincerely,



                                    John P. MacLean, CPA, CFP